Ohio • Kentucky • Indiana • Tennessee • West Virginia
December 17, 2009
Duke Energy Ohio, Inc.
139 East Fourth Street
Cincinnati, Ohio 45202
Ladies and Gentlemen:
     We have acted as counsel to Duke Energy Ohio, Inc., an Ohio corporation (the “Company”), in connection with the public offering of $250,000,000 aggregate principal amount of the Company’s First Mortgage Bonds, 2.10% Series, Due June 15, 2013 (the “Bonds”), issuable pursuant to a First Mortgage, dated as of August 1, 1936, between the Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee (the “Trustee”), as amended and restated by the Fortieth Supplemental Indenture, dated as of March 23, 2009 (as so amended and restated, the “First Mortgage”), and which will be supplemented by a Forty-first Supplemental Indenture, dated as of December 17, 2009 (the “Forty-first Supplemental Indenture” and, together with the First Mortgage, the “Indenture”). On December 14, 2009, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with Barclays Capital Inc. and RBS Securities Inc., acting severally as underwriters (the “Underwriters”), relating to the sale by the Company to the Underwriters of the Bonds.
     In connection with the rendering of this opinion, we have examined and relied, as to factual matters, upon originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records, statements of public officials and Company officers and directors, and such other instruments, and have made such investigations of law, as we have deemed relevant and necessary as a basis for this opinion, including, without limitation, the following documents:
(a)	the registration statement on Form S-3 (File No. 333-146483-01) of the Company filed on October 3, 2007, with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”), allowing for delayed offerings pursuant to Rule 415 under the 1933 Act, the information deemed to be a part of such registration statement as of the date hereof pursuant to Rule 430B of the rules and regulations under the 1933 Act (the
2200 PNC Center, 201 East Fifth Street          Cincinnati, Ohio 45202-4182          (513) 651-6800 • (513) 651-6981 fax          www.frostbrowntodd.com

December 17, 2009

“1933 Act Regulations”) and the information incorporated or deemed to be incorporated by reference in such registration statement pursuant to Item 12 of Form S-3 under the 1933 Act (such registration statement being hereinafter referred to as the “Registration Statement”);

(b)	the prospectus, dated October 3, 2007, which forms a part of and is included in the Registration Statement in the form filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations;

(c)	the preliminary prospectus supplement, dated December 14, 2009, relating to the offering of the Bonds in the form filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations;

(d)	the prospectus supplement, dated December 14, 2009, relating to the offering of the Bonds in the form filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations;

(e)	the Issuer Free Writing Prospectus issued at or prior to the Applicable Time, attached as Schedule C to the Underwriting Agreement and filed with the Commission pursuant to Rule 433(d) of the 1933 Act Regulations and Section 5(e) of the Underwriting Agreement;

(f)	an executed copy of the Underwriting Agreement;

(g)	an executed copy of the First Mortgage;

(h)	an executed copy of the Forty-first Supplemental Indenture;

(i)	a specimen of the Bonds;

(j)	the Amended Articles of Incorporation of the Company, effective October 1, 2006;

(k)	the Regulations of the Company, as amended on July 23, 2003;

(l)	the Company’s minute books, including an Action by Written Consent of the Board of Directors of the Company, effective September 26, 2007, relating to the preparation and filing with the Commission of the Registration Statement and the issuance of the Company’s securities, and a Written Consent of the Assistant Treasurer of the Company, effective December 14, 2009, establishing the terms of the Bonds pursuant to authority granted in the aforementioned Action of the Board of Directors;

(m)	the Order entered on February 11, 2009 by The Public Utilities Commission of Ohio in Case No. 09-18-GE-AIS wherein, among other things, the Company

December 17, 2009

secured the necessary authorizations and approvals of said Commission in respect of the issuance of the Bonds;

(n)	a Certificate of Assistant Secretary of the Company, dated December 17, 2009, with respect to signatures and incumbency of officers of the Company, and other corporate matters; and

(o)	an Officers’ Certificate of the Company, dated December 17, 2009, pursuant to Section 6(i) of the Underwriting Agreement.
     We have discussed with representatives of the Company such questions of fact as we have deemed necessary or appropriate for the purpose of this opinion, and have relied upon certificates of officers of the Company with respect to the accuracy of such factual matters as well as the factual matters contained in the representations and warranties of the Company that are contained in the Underwriting Agreement.
     For purposes of this opinion, we have assumed, other than as to the Company, (i) the due authorization, execution and delivery of each of the Underwriting Agreement and the Indenture and (ii) that each of the Underwriting Agreement and the Indenture constitutes the legal, valid and binding obligation of all respective parties to each of the Underwriting Agreement and the Indenture under applicable law, enforceable against all such parties in accordance with its terms. Further, we have assumed the authenticity of all documents submitted to us as originals, the legal capacity of all parties signing such documents, the genuineness of the signatures on such documents, and the conformity to original documents of all photostatic copies of such documents submitted to us.
     The opinions expressed herein are limited to the laws (excluding principles of conflicts of law) of the State of Ohio and the laws of the United States of America. In rendering such opinions, we have made such examination of Ohio law and federal laws as we have deemed relevant for the purposes hereof, but we have not made an independent review of the laws of any jurisdiction other than the State of Ohio and the United States of America. Accordingly, we express no opinions as to the laws of any jurisdiction other than the State of Ohio and the laws of the United States of America.
     Based upon the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Bonds have been duly authorized, and when duly executed by the Company, authenticated by the Trustee and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, will be valid and binding obligations of the Company enforceable in accordance with their terms.
     The above opinion with regard to the enforceability of the Bonds is qualified by the effects of bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally and general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).

December 17, 2009

     This opinion is rendered as of the date hereof based upon the facts and law in existence on the date hereof. We assume no obligation to update or supplement this letter to reflect any circumstances which may hereafter come to our attention with respect to the opinion and statements set forth above, including any changes in applicable law which may hereafter occur.
     We hereby consent to the filing of this letter as an exhibit to the Current Report on Form 8-K filed by the Company in connection with the issuance and sale of the Bonds, incorporated by reference in the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the 1933 Act Regulations.

Very truly yours,
/s/ FROST BROWN TODD LLC